Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

We have issued our reports dated September 5, 2008, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of SWS Group, Inc. on Form 10-K for the year ended June 27, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statement of SWS Group, Inc. on Form S-8 (File No. 33-104446, effective October 11, 1991).

GRANT THORNTON LLP

September 5, 2008

Dallas, Texas